SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

Webster Financial Corporation.

(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Webster Plaza, Waterbury, Connecticut	06702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 29, 2010, Webster Financial Corporation (the “Corporation”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Corporation’s shareholders approved each of the five proposals detailed in the Corporation’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 19, 2010.

The proposals voted on by the shareholders at the Annual Meeting were as follows:

1.	The Corporation’s shareholders elected four individuals to the Board of Directors as set forth below:

Nominees	Votes For	Withheld	Broker Non-Votes
Joel S. Becker	58,381,778	4,312,194	8,992,276
David A. Coulter	61,643,424	1,050,548	8,992,276
Charles W. Shivery	60,987,670	1,706,302	8,992,276
James C. Smith	60,432,102	2,261,870	8,992,276

2.	The Corporation’s shareholders approved the amendment of Webster Financial Corporation’s 1992 Stock Option Plan, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
57,251,438	4,907,826	534,708	8,992,276

3.	The Corporation’s shareholders approved the renewal of Webster Financial Corporation’s Employee Stock Purchase Plan and the setting of the number of shares of common stock authorized for issuance thereunder, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
61,264,641	1,019,098	410,233	8,992,276

4.	The Corporation’s shareholders ratified the appointment by the board of directors of Ernst & Young LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2010, as set forth below:

Votes For	Votes Against	Abstain
71,002,712	478,095	205,441

5.	The Corporation’s shareholders approved an advisory proposal on the Corporation’s executive compensation philosophy, policies and procedures, as set forth below:

Votes For	Votes Against	Abstain
64,446,094	6,642,110	598,044

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

Date: April 30, 2010	By:	/S/ HARRIET MUNRETT WOLFE
	Name:	Harriet Munrett Wolfe
	Title:	Executive Vice President, General Counsel and Secretary

3